                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                              PRIMUS GUARANTY, LTD.

         The undersigned hereby consents to be named in the Registration
Statement on Form S-1, and all amendments thereto, to be filed by Primus
Guaranty, Ltd. (the "Company") in connection with the initial public offering of
Common Shares of the Company, as a person who will become a director of the
Company upon consummation of such initial public offering.

April 23, 2004

                                                         /s/ John A. Ward
                                                         -----------------------
                                                         Name: John A. Ward